UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2010

NEWMARKET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2010, NewMarket Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company; Foreign Subsidiary Borrowers as may become parties thereto (with the Company, the “Borrowers”); JPMorgan Chase Bank, N.A., as Administrative Agent; J.P. Morgan Securities LLC as Sole Bookrunner and Sole Lead Arranger; and PNC Bank, National Association, Bank of America, N.A. and RBS Citizens, National Association as Co-Syndication Agents.

The Credit Agreement provides for a $300 million, multicurrency revolving credit facility, with a $100 million sublimit for multicurrency borrowings, a $100 million sublimit for letters of credit and a $20 million sublimit for swingline loans. The Credit Agreement includes an expansion feature, which allows the Company, subject to certain conditions, to request to increase the aggregate amount of the revolving credit facility or obtain incremental term loans in an amount up to $150,000,000.

The obligations under the Credit Agreement are unsecured and are fully and unconditionally guaranteed by the Borrowers. The revolving credit facility is available on a revolving basis until November 12, 2015.

Loans made under the revolving credit facility will bear interest, at the Borrower’s option, at a rate per annum equal to (1) the ABR plus the Applicable Margin, solely in the case of loans denominated in U.S. dollars to the Company, or (2) the Adjusted LIBO Rate plus the Applicable Margin. “ABR” is the greatest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate, (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Adjusted LIBO Rate for a one month interest period plus 1%. The Adjusted LIBO Rate means the rate at which eurocurrency deposits in the London interbank market for certain periods (as selected by the Borrower) are quoted, as adjusted for statutory reserve requirements for eurocurrency liabilities and other applicable mandatory costs. The Applicable Margin ranges from 1.00% to 2.00% (depending on the Company’s Leverage Ratio) for loans bearing interest based on the ADR. The Applicable Margin ranges from 2.00% to 2.50% (depending on the Company’s Leverage Ratio) for loans bearing interest based upon the Adjusted LIBO Rate.

The Credit Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include negative covenants limiting the ability of the Company and its subsidiaries to (1) incur indebtedness and create liens, (2) merge into or consolidate with any other person or permit any person to merge into or consolidate with them, (3) sell, transfer, lease, or otherwise dispose of assets except in the ordinary course of business, (4) make optional payments and modifications of subordinated debt instruments; (5) enter into certain transactions with affiliates; (6) make investments, loans, advances, guarantees and acquisitions, (7) enter into sale and leaseback or hedging transactions, (8) make changes to the lines of business, or (9) change the fiscal year.

The Credit Agreement also contains financial covenants that require the Company to maintain a consolidated Leverage Ratio (as defined in the Credit Agreement) of no more than 3.00 to 1.00 and a consolidated Interest Coverage ratio (as defined in the Credit Agreement) of no less than 3.00 to 1.00, as of the end of each fiscal quarter ending on and after December 31, 2010.

The Credit Agreement contains certain customary events of default, including, among others (1) failure to pay when due principal, interest or any other amounts due and payable under the Credit Agreement; (2) incorrectness in any material respect of representations and warranties when made or deemed made; (3) breach of specified covenants; (4) cross-defaults with other Material Indebtedness (as defined in the Credit Agreement); (5) certain ERISA events, bankruptcy and insolvency events or the occurrence of a Change of Control; (6) the inability of the Company or any Material Subsidiary to pay its debts as they become due; (7) certain undischarged judgments; (8) a material provision of any of the Loan Documents ceases to be valid, binding and enforceable in accordance with its terms, or (9) the subordination provisions of any Subordinated Indebtedness cease to be in full force and effect. If any event of default occurs and is not cured within applicable grace periods set forth in the Credit Agreement or waived, the Administrative Agent may immediately terminate all Commitments under the Credit Agreement, and declare the Loans and other obligations due and immediately payable.

JPMorgan Chase Bank and several of the lenders under the Former Credit Agreement and their affiliates have or may in the future have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees.

This summary of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the Credit Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

By reason of the execution of the Credit Agreement described in Item 1.01 above, on November 12, 2010, the Company terminated that certain Second Amended and Restated Credit Agreement (the “Former Credit Agreement”), dated as of December 21, 2006, among NewMarket Corporation, SunTrust Bank, as administrative agent, SunTrust Capital Markets, as lead arranger and book manager, and the lenders from time to time party thereto, as amended, which provided for a $150 million secured credit facility and was set to expire on December 21, 2011. The Company repaid the $35 million outstanding indebtedness under the Former Credit Agreement and was not obligated to pay any early termination or prepayment penalties.

SunTrust Bank and several of the lenders under the Former Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Credit Agreement dated as of November 12, 2010, by and among the Company, the Foreign Subsidiary Borrowers party thereto; the Lenders party thereto; JPMorgan Chase Bank, N.A. as Administrative Agent; J.P. Morgan Securities LLC as Sole Bookrunner and Sole Lead Arranger; and PNC Bank, National Association, Bank of America, N.A. and Citizens Bank of Pennsylvania as Co-Syndication Agents.

99.1	Press release issued by the Company on November 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer